Exhibit 10.52

Certain portions of this exhibit, marked by [**], have been excluded because they are both not material and are the type of information that the registrant treats as private or confidential.

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is effective as of August 15, 2025, by and between Mobix Labs, Inc., a Delaware corporation (the “Company”), and Charles William Jacobson (the “Purchaser”). The Company and the Purchaser are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

Recitals

WHEREAS Company desires to sell, and Purchaser desires to purchase, shares of the Company’s Class A Common Stock, par value $0.00001 (the “Common Stock”) and warrants to purchase shares of Common Stock (the “Warrants”).

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the Parties hereby agree as follows:

SECTION 1. The Purchase

1.1 Sale and Issuance of Shares and Warrants. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below) the Company shall sell, transfer and deliver to the Purchaser:

(a) Shares. The Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company One Million Fifty-Two Thousand and Seven Hundred Fifty-Two (1,052,725) shares of the Company’s Common Stock, par value $0.00001 per share (the “Shares”), at a purchase price of $0.95 per Share (the “Purchase Price per Share”), for an aggregate purchase price of $1,000,088.75 (the “Purchase Price”). The Purchase Price per Share is fixed as of the date of this Agreement and shall not be reduced or adjusted for market price changes, except for proportional adjustments solely in the event of stock splits, reverse stock splits, or stock dividends. Purchaser shall have no right to terminate or delay its purchase obligations hereunder due to changes in the market price of the Common Stock after the date of this Agreement.

(b) Warrants. The Company shall issue to Purchaser a warrant (the “Warrant”) to purchase 500,045 shares of Common Stock (the “Warrant Shares”), in substantially the form attached hereto as Exhibit A, with an exercise price which shall be the greater of (i) at least the “Minimum Price” (as defined in Nasdaq Listing Rule 5635(d)) per share as of the trading day immediately prior to the date of this Agreement, or (ii) $0.96 per share. The Warrant shall be exercisable for a term of 36 months from the date of issuance and shall be subject to the limitations and adjustments set forth therein.

1.2 The Closing. The closing of the purchase and sale of the Shares and the Warrants (the “Closing”) shall take place on such date and at such time as the Company may designate in writing, subject to satisfaction or waiver by the Company of all conditions precedent to the Closing. The date on which the Closing is consummated is referred to as the “Closing Date.” Time is not of the essence. Purchaser shall deliver the Purchase Price by wire transfer of immediately available funds to the account designated by the Company no later than one (1) business day prior to the Closing Date. At the Closing, the Company shall deliver to Purchaser (i) evidence of the issuance of the Shares in book-entry form through the facilities of The Depository Trust Company (DWAC-eligible), free of any liens other than those imposed by applicable securities laws, and (ii) a duly executed Warrant in the form attached as Exhibit A. The Company may postpone the Closing Date in its sole discretion without liability to Purchaser.

1.3 Nasdaq Share Cap; Beneficial Ownership Limitation.

(a) Share Cap. Notwithstanding anything to the contrary contained herein or in the Warrants, the Company shall not issue to Purchaser, and Purchaser shall not be entitled to acquire, any Shares or Warrant Shares to the extent that, after giving effect to such issuance, the aggregate number of shares of Common Stock issued to Purchaser hereunder and upon exercise of the Warrants would equal or exceed 19.99% of the outstanding shares of Common Stock or voting power of the Company immediately prior to the execution of this Agreement (the “Share Cap”), unless and until the Company shall have obtained the shareholder approval required by Nasdaq Listing Rule 5635(d). The Share Cap shall be appropriately adjusted for any stock split, reverse stock split, stock dividend, reorganization or other similar event. The Share Cap is for the sole benefit of the Company and may be increased, decreased or waived only with the Company’s prior written consent. Purchaser shall have no right to demand any issuance in excess of the Share Cap unless and until the Company elects, in its sole discretion, to seek and has obtained any required approvals.

(b) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained herein or in the Warrants, the Company shall not effect any issuance of Shares or Warrant Shares, and Purchaser shall not have the right to acquire any such securities, to the extent that after giving effect to such issuance, Purchaser (together with Purchaser’s affiliates) would beneficially own in excess of 4.99% of the outstanding shares of Common Stock immediately after giving effect to such issuance (the “Beneficial Ownership Limitation”); provided, however, that Purchaser may, upon written notice to the Company, increase or decrease the Beneficial Ownership Limitation to any other percentage not to exceed 9.99% upon 61 days’ prior written notice to the Company.

SECTION 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement, the Company hereby represents and warrants to the Purchaser that the following statements are true and correct, which representations and warranties are made only as of the Closing Date and are qualified in their entirety by the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) as of the Closing Date.

2.1 Organization, Corporate Power and Licenses. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2 Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Company. Assuming that this Agreement constitutes the legal, valid and binding obligation of the Purchaser, then this Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity and there is no litigation challenging the enforceability of this Agreement in accordance with its terms. The execution and delivery by the Company of this Agreement in accordance with the terms of this Agreement does not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with (other than any consent that has been obtained on or prior to the date hereof, and other than required filings with the Securities and Exchange Commission (the “Commission”)), any third party or any court or administrative or governmental body or agency pursuant to, (A) the Company’s certificate of incorporation or bylaws, or (B) any law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject.

2.3 Valid Issuance. The Shares and the Warrant Shares, when issued and delivered in accordance with the terms of this Agreement and the Warrants, will be validly issued, fully paid, and non-assessable, and free of any liens or encumbrances created by the Company, except as disclosed in the Company’s SEC filings as of the Closing Date.

2.4 SEC Filings; Financial Information. True and complete copies of the SEC Filings (as defined below) are available to the Purchaser through the EDGAR system (other than any information for which the Company has received confidential treatment from the SEC). Since January 1, 2024, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Filings”). At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.5 No Material Adverse Change. Since the date of the Company’s most recent SEC filing, there has been no material adverse change in the business, financial condition, or results of operations of the Company, to the Company’s knowledge, except as publicly disclosed in such filings.

2.6 Private Offering; No General Solicitation; Bad Actor. Neither the Company nor any person acting on its behalf has offered or sold any of the Shares or Warrants by any form of general solicitation or general advertising in violation of the Securities Act. Assuming the accuracy of the representations and warranties of the Purchaser in Section 3, the offer, sale and issuance of the Shares and Warrants are exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder. No “bad actor” disqualifying event described in Rule 506(d)(1) under the Securities Act applies to the Company or, to the Company’s knowledge, any person covered by Rule 506(d)(1).

2.7 No Brokers. The Company has not engaged any broker, finder, or financial intermediary in connection with the transactions contemplated by this Agreement whose fees or commissions will be payable by the Company.

SECTION 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement, the Purchaser hereby represents and warrants to the Company that the following statements are complete and accurate as of the date of this Agreement and will be complete and accurate as of the Closing Date:

3.1 Power. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

3.2 Authorization; No Breach. The execution, delivery and performance of this Agreement has been duly authorized by the Purchaser. Assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, then this Agreement constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and general principles of equity and there is no litigation challenging the enforceability of this Agreement in accordance with its terms. The execution and delivery by the Purchaser of this Agreement in accordance with the terms of this Agreement, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) result in a violation of, or (iii) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to any law, statute, rule or regulation to which the Purchaser is subject, or any material agreement, instrument, order, judgment or decree to which the Purchaser is subject.

3.3 Full Satisfaction of Obligations. The Purchaser acknowledges that, upon the Company’s delivery of the Shares and a duly executed Warrant in accordance with Section 1.1 and the Closing paragraph of Section 1.1, the Company will have satisfied its delivery obligations with respect to the Shares and the Warrant, and all other covenants expressly stated to survive shall remain in full force and effect.

3.4 Broker’s Fees. Neither the Purchaser nor any of its officers or directors has retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Purchaser or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement whose fees would be payable by the Company.

3.5 Purchase Entirely for Own Account. The Shares, Warrants and Warrant Shares (collectively, the “Securities”) to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account and not for the account of others or as nominee or agent, and not with a view to, or for, resale, distribution, syndication, or fractionalization thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.

3.6 Investment Experience. The Purchaser understands that the Purchaser’s investment in the Securities involves a high degree of risk and that no United States federal or state agency or any other government or governmental agency has passed or made any recommendation or endorsement of the Securities. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.7 Disclosure of Information. The Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.

3.8 Restricted Securities. The Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Furthermore, the Purchaser understands that no public market exists for the Warrants, and that the Company has made no assurances that a public market will ever exist for the Warrants.

3.9 Legends. The Purchaser understands that the certificates evidencing the other Securities may bear a legend in substantially the following form, together with such legends, if any, as may be required by the authorities of any state in connection with the issuance of the Securities:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

3.10 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act.

3.11 No General Solicitation. The Purchaser did not enter into this Agreement or otherwise acquire the Securities as a result of any general solicitation or general advertising.

3.12 Sanctions Compliance. Purchaser represents that neither it nor any of its officers, directors, or controlling persons is a person or entity that is, or is owned or controlled by persons that are, (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, or (ii) located, organized, or resident in a country or territory that is the subject of comprehensive sanctions.

3.13 Reliance on Representations. Purchaser acknowledges and agrees that it has not relied upon any representation or warranty by the Company or any of its representatives other than those expressly set forth in this Agreement, and that it will comply with all applicable securities laws in connection with any resale of the Shares or Warrant Shares. Purchaser shall bear all costs and expenses of any resale, including any transfer taxes and legal fees, and the Company shall have no obligation to register the Shares or Warrant Shares for resale.

SECTION 4. Securities Compliance Laws. The offer and sale of the Shares and the Warrants (together, the “Securities”) are being made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D thereunder. The Company shall file a notice on Form D with the Securities and Exchange Commission within fifteen (15) calendar days after the first sale of the Securities and shall make any required filings under applicable state securities laws (“blue-sky” filings) and pay any related filing fees. The Company represents and warrants that no “bad actor” disqualifying event described in Rule 506(d) under the Securities Act applies to the Company or any other “covered person” (as defined in such rule) in connection with the offering of the Securities, except as otherwise disclosed in writing to Purchaser. The Company shall use commercially reasonable efforts to submit any Nasdaq Listing of Additional Shares notification required by Nasdaq Listing Rule 5250(e)(2) and to file any Current Report on Form 8-K required by applicable law within the time periods prescribed thereby.

SECTION 5. Other Agreements.

5.1 Survival of Representations and Warranties. The representations and warranties set forth in Sections 2 and 3 shall survive the Closing for a period of six (6) months following the Closing Date; provided, that the representations in Organization, Corporate Power and Licenses, Authorization; No Breach, and Valid Issuance shall survive for twelve (12) months following the Closing Date.

5.2 Further Assurances. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or the transactions contemplated hereby, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request.

5.3 No Other Representations and Warranties. The Purchaser acknowledges and agrees that (a) in making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser has relied solely upon its own investigation and the express representations and warranties set forth in Section 2 of this Agreement, and (b) none of the Company or any of its officers, directors, employees or representatives has made any representation or warranty as to the Company or the transactions contemplated by this Agreement, except as expressly set forth in Section 2 of this Agreement.

SECTION 6. Termination.

6.1 Conditions of Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Parties;

(b) by the Company, at any time prior to the Closing, for any or no reason, upon written notice to Purchaser; and

(c) by the Purchaser in the event of a material breach by the Company of any representation or warranty set forth herein that remains uncured for five (5) business days after written notice thereof.

SECTION 7. Miscellaneous.

7.1 Notice. All notices and other communications relating to this Agreement shall be in writing and shall be deemed given upon the first to occur of (x) deposit with the United States Postal Service or overnight courier service, properly addressed and postage prepaid; (y) transmittal by e-mail properly addressed (with confirmation of transmission); or (z) actual receipt by the other party or an employee or agent of the other party. Notice to the Company shall be given as follows:

If to the Company:

Mobix Labs, Inc.

1 Venture Plaza, Suite 220

Irvine, California 92618

Attention: General Counsel

E-mail: Legal@mobixlabs.com

with a copy to (which shall not be deemed as notice):

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92614

Attention: Raymond A. Lee

E-mail: leer@gtlaw.com

if to the Purchaser, to the address set forth on the signature page hereof.

7.2 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained in this Agreement. Entire Agreement. This Agreement constitutes the entire agreement among the parties solely with respect to the subject matter hereof and supersedes any prior understandings or agreements among the parties solely with respect thereto. The parties make no representations or warranties to each other, express (except as contained herein) or implied, and any and all prior representations and warranties made by any party or its representatives, whether verbally or in writing, are deemed merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement. The language used in this Agreement will be deemed the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless expressly indicated otherwise, all section references are to sections of this Agreement. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and the Purchaser and their respective successors and permitted assigns. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.6 Governing Law; Venue and Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the state of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state of California for the adjudication and binding arbitration of any dispute hereunder, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such tribunal, that such arbitration, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party irrevocably agrees that any action (i) to seek temporary, preliminary or permanent injunctive relief or specific performance, or (ii) to enforce any arbitration award, may be brought in the state or federal courts located in Orange County, California, and each party hereby submits to the exclusive jurisdiction of such courts for such limited purposes. EACH PARTY WAIVES ANY RIGHT TO A JURY TRIAL. All other disputes shall be resolved exclusively by arbitration as set forth below.

7.7 Mandatory Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement, whether in contract or tort, shall be settled solely and exclusively by a binding arbitration process administered by JAMS in Orange County, California. Such arbitration shall be conducted in accordance with the then-existing JAMS Expedited Arbitration Procedures, as set forth in the JAMS Arbitration Rules of Practice and Procedure, with the following exceptions if in conflict: (i) one arbitrator who is a retired judge shall be chosen by JAMS; (ii) each party to the arbitration will pay one-half of the expenses and fees of the arbitrator, together with other expenses of the arbitration incurred or approved by the arbitrator; and (iii) arbitration may proceed in the absence of any party if written notice (pursuant to the JAMS rules and regulations) of the proceedings has been given to such party. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. All such controversies, claims or disputes shall be settled in this manner in lieu of any action at law or equity; provided, however, that nothing in this subsection shall be construed as precluding the bringing of an action for injunctive relief or specific performance as provided in this Agreement. This dispute resolution process and any arbitration hereunder shall be confidential, and no party shall disclose the existence, contents or results of such process without the prior written consent of all parties, except where necessary or compelled in a court to enforce this arbitration provision or an award from such arbitration or otherwise in a legal proceeding. If JAMS no longer exists or is otherwise unavailable, the parties agree that the American Arbitration Association (“AAA”) shall administer the arbitration in accordance with its then-existing Expedited Procedures as set forth in the Commercial Arbitration Rules as modified by this subsection. In such an event, all references herein to JAMS shall mean AAA. Notwithstanding the foregoing, recognizing the irreparable damage will result to the parties in the event of the breach or threatened breach of any of the covenants hereof, and that the parties’ remedies at law for any such breach or threatened breach will be inadequate, the parties shall be entitled to an injunction, including a mandatory injunction, to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining such breach.

7.8 Amendments and Waivers. No provision of this Agreement may be amended or waived without the prior written consent or agreement of the Company and the Purchaser.

7.9 Business Days. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

7.10 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date written below.

MOBIX LABS, INC.

/s/ Keyvan Samini
Name:	Keyvan Samini
Title:	President / CFO and General Counsel

PURCHASER

/s/ Charles Jacobson
Name:	Charles Jacobson
Company (if applicable):
Title (if applicable):
EIN:	[**]
Address:	[**]
City, State, Zip:	[**]
Telephone:	[**]
Email:	[**]

EXHIBIT A

FORM OF WARRANT